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                                                                    EXHIBIT 10.4

                               AMENDMENT NO.1 TO

                          ACCESS RADIOLOGY CORPORATION

                          INVESTORS RIGHTS AGREEMENT.

     This is Amendment No. 1 (the "Amendment"), dated as of November 13, 1997, to the Investors Rights Agreement dated as of September 30, 1997 among ACCESS Radiology Corporation ("the Company") and each of the holders of the Company's Series J Preferred stock parties thereto (the "Investors").

     The parties agree as follows:

     1. Amendment of  Section 5.4 of the Investors Rights Agreement.  Section
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5.4 of the Investors Rights Agreement, "Excluded Equity Securities", is amended by adding a new clause (h) as follows:

          (h) Shares of Series J Preferred Stock sold pursuant to the Series J Preferred Stock Purchase Agreement dated as of September 30, 1997 among the Company and the Investors parties thereto, as amended from time to time.

     2. General. This Amendment may be executed in any number of counterparts,
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each of which will be an original, but all of which together will constitute the same instrument. This Amendment shall become effective as of the date set forth above when executed as required by Section 7.5 of the Investors Rights
Agreement. Except as expressly amended hereby, all of the terms of the Purchase Agreement shall remain in full force and effect.

     IN WITNESS WHEREOF, the parties have executed this Amendment No. 1.

                              ACCESS Radiology Corporation


                              by_________________________
                              Scott Sheldon
                              President

                              Name of Investor:



                              by________________________
                              Name:
                              Title (if any):